Exhibit 10.10 D

Third Addendum to Consulting Agreement
Dated February 1, 2000

     This Third Addendum is made by and between Avalon Pharmaceuticals, Inc. (formerly Therapeutic Genomics, Inc.) a Delaware corporation, located at 20358 Seneca Meadows Parkway, Germantown, MD 20876 (“AVALON”), and Bradley G. Lorimier, an individual with an address at 7807 Fox Gate Court, Bethesda, MD 20817 (“CONSULTANT”).

     In exchange for Consultant’s commitment to provide additional support to AVALON’S business development efforts, AVALON agrees to extend CONSULTANT’S contract term until December 31, 2005, or until terminated as set forth in section 6 of the February 1, 2000 Agreement.

     CONSULTANT’S compensation will be $10,000 per month.

     CONSULTANT acknowledges continuing to be bound by the terms and conditions of the agreement entitled “Confidentiality, Assignment of Inventions and Non-Competition Agreement” (Exhibit B) dated February 1, 2000.

     CONSULTANT acknowledges that all other terms and conditions of the February 1, 2000 agreement are in full force and effect during the term of this extension.

READ, AGREED AND ACCEPTED:

Signed for and on behalf of

AVALON PHARMACEUTICALS, INC.		BRADLEY G. LORIMIER

By:	/s/ Kenneth C. Carter	By:	/s/ Bradley G. Lorimier

Name:	Kenneth C. Carter. Ph.D	Name:	10/25/2004

Title:	CEO & President

Date:	October 22, 2004